Exhibit 5.5

December 20, 2019

StoneMor Partners, L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Ladies and Gentlemen:

We have acted as special counsel in the State of Colorado (the “State”) to StoneMor Colorado LLC, a Colorado limited liability company (“StoneMor Colorado”), and StoneMor Colorado Subsidiary LLC, a Colorado limited liability company (together with StoneMor Colorado, the “Local Entities,” and each individually, a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), for the purpose of rendering this opinion in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified in the Registration Statement, including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture dated as of June 27, 2019 (the “Indenture”) among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee.

In connection with rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)    the Indenture;

(b)    the Notes;

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December 20, 2019

(c)    the Master Secretary’s Certificate dated of even date herewith, relating to the accuracy and completeness of the Articles of Organization, the Operating Agreements, and the Authorizing Resolutions, and as to the incumbency of the officers of the Local Entities who executed the Indenture (the “Secretary’s Certificate”);

(d)    the Articles of Organization of each Local Entity, certified by the Secretary of State of the State (the “Articles of Organization”);

(e)    the Operating Agreement of each Local Entity, certified in the Officer’s Certificate (as defined below) (the “Operating Agreements”);

(f)    the Unanimous Written Consent dated June 26, 2019 of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and All of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate (the “Authorizing Resolutions”);

(g)    the certificates of fact of good standing issued by the Secretary of State of the State on December 11, 2019 with respect to each Local Entity (the “Entity Certificates”); and

(h)    an officer’s certificate of the Local Entities relating to the accuracy and completeness of the Articles of Organization, the Operating Agreements, and the Authorizing Resolutions, and as to the incumbency of the officers of the Local Entities who executed Registration Statement (the “Officer’s Certificate”).

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (v) the legal capacity of each individual who executed all documents (on such individual’s own behalf or on behalf of any entity) reviewed by us, including the Registration Statement, (v) that the Indenture was duly authorized, executed and delivered by the parties thereto (other than the Local Entities), (vi) that neither Local Entity nor its assets is subject to any court or administrative order, decree, judgment, writ, injunction, contract, agreement, instrument or other document that would prohibit or limit such Local Entity from executing or delivering, or performing its obligations under, the Indenture, and (vii) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly

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December 20, 2019

authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We have made such investigation of the laws of the State as we have deemed necessary or appropriate as a basis for the opinions set forth below. With respect to facts relevant to our opinions herein, we have relied, without independent investigation or verification, on certifications of the officers of each Local Entity set forth in the Secretary’s Certificate, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as to the due formation and valid existence of each Local Entity, we have relied exclusively on the Entity Certificates.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, exclusions and assumptions set forth herein, we are of the opinion that:

1.    Each Local Entity is validly existing and in good standing under the laws of the State.

2.    As of the date of the Indenture, the Local Entities had all limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof, the Local Entities have all limited liability company power and capacity to perform their respective obligations thereunder.

3.    All necessary action has been taken on the part of each Local Entity to authorize such Local Entity’s execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

4.    The Indenture has been duly executed and delivered by each Local Entity to the extent that execution and delivery are governed by the laws of the State.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a)    We render no opinion regarding the enforceability of the Indenture; and

(b)    The opinions expressed herein are limited in all respects to the laws of the State, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

StoneMor Partners LP

December 20, 2019

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion is provided as a legal opinion only, effective as of the date of this letter, is not a guaranty or representations of fact, and should not be construed or relied on as such. We understand that the addressee has made such independent investigations of the facts as the addressee deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion letter.

This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

We understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP

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